UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2021

F-STAR THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37718	52-2386345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eddeva B920 Babraham Research Campus
Cambridge, United Kingdom CB22 3AT
(Address of Principal Executive Offices, and Zip Code)

+44-1223-497400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, $0.0001 par value	FSTX	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 4, 2021, F-star Therapeutics, Inc. (“F-star”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders: (1) elected each of Todd Brady, M.D., Ph.D. and Edward Benz, Jr., M.D. to F-star’s Board of Directors as a Class III director for a term of three years to serve until the 2024 annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal (“Election of Directors”); and (2) ratified the appointment of RSM US LLP as F-star’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (“Auditor Ratification”). A more complete description of each of these matters is set forth in F-star’s definitive proxy statement filed with the SEC on April 7, 2021.

The number of votes cast in favor or against or withheld by the stockholders and, where applicable, the number of abstentions and the number of broker nonvotes on each of the foregoing matters are set forth below.

1. Election of Directors

Nominee	Shares Voted For	Shares Voted to Withhold Authority	Broker Nonvotes
Todd Brady, M.D., Ph.D.	4,034,339	904,570	1,239,084
Edward Benz, Jr., M.D.	4,296,657	642,252	1,239,084

2. Auditor Ratification

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Nonvotes
6,163,360	1,377	13,256	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F-STAR THERAPEUTICS, INC.

Date: June 4, 2021	/s/ Darlene Deptula-Hicks
Darlene Deptula-Hicks
Chief Financial Officer